As filed with the Securities and Exchange Commission on July 19, 2017

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APACHE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	41-0747868
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Post Oak Central

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(713) 296-6000

(Address, including zip code, and telephone number

including area code, of registrant’s principal executive offices)

P. Anthony Lannie

Executive Vice President and General Counsel

Apache Corporation

One Post Oak Central

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(713) 296-6000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Rajesh Sharma Corporate Secretary Apache Corporation One Post Oak Central 2000 Post Oak Boulevard, Suite 100 Houston, Texas 77056-4400 (713) 296-6000	John B. Clutterbuck Courtney Cochran Butler Andrews Kurth Kenyon LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
Senior Debt Securities
Subordinated Debt Securities
Purchase Contracts
Purchase Units
Warrants
Preferred Stock
Common Stock
Depositary Shares(2)

(1)	An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.
(2)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

PROSPECTUS

APACHE CORPORATION

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that Apache may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in an applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. An applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock;

•	depositary shares;

•	purchase contracts;

•	purchase units;

•	warrants;

•	senior debt securities; and/or

•	subordinated debt securities.

In this prospectus, “securities” collectively refers to the securities described above.

Apache’s common stock is listed for trading on the New York Stock Exchange, the NASDAQ Global Select Market and the Chicago Stock Exchange under the symbol “APA.”

We may sell securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

Investing in these securities involves certain risks. For a discussion of the factors you should carefully consider before deciding to purchase these securities, please read “Risk Factors” on page 2 and “Cautionary Statement Regarding Forward-Looking Statements” on page i of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 19, 2017

ABOUT THIS PROSPECTUS

You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

In this prospectus, references to “Apache,” “we,” “us” and “our” mean Apache Corporation and its consolidated subsidiaries, unless otherwise noted.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, as amended (the “Exchange Act”).

These statements relate to future events or our future financial performance, which involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward looking statements by terminology such as “expect,” “anticipate,” “estimate,” “intend,” “may,” “will,” “could,” “would,” “should,” “predict,” “potential,” “plans,” “believe” or the negative of these terms or similar terminology.

Forward-looking statements are not guarantees of performance. Actual events or results may differ materially because of conditions in our markets or other factors. Moreover, we do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. Unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update any of the forward-looking statements after the date of this prospectus. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements and Risk,” as applicable, in our annual report on Form 10-K for

i

the fiscal year ended December 31, 2016 and our quarterly report on Form 10-Q for the quarter ended March 31, 2017 (each, incorporated by reference in this prospectus), and similar sections in any subsequent filings that we incorporate by reference in this prospectus, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

Those risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of these new risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those described in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus some information included in the registration statement.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. General information about us, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, is available free of charge through our website at http://www.apachecorp.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished, pursuant to Item 2.02 or Item 7.01 of Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than filed, prior to the termination of the offerings under this prospectus:

•	Annual Report on Form 10-K (File No. 001-04300) for the year ended December 31, 2016, filed on February 24, 2017;

•	Quarterly Report on Form 10-Q (File No. 001-4300) for the quarter ended March 31, 2017, filed on May 5, 2017; and

•	Current Reports on Form 8-K (File No. 001-04300) filed on May 15, 2017 and May 16, 2017.

ii

As described above, each of these documents is available from the SEC’s web site and Public Reference Room, as well as through our website, http://www.apachecorp.com. Information on our website is not incorporated by reference in this prospectus. You may also request a copy of these and other filings, excluding exhibits, at no cost by writing or telephoning Rajesh Sharma, Corporate Secretary, at our principal executive office, which is:

Apache Corporation

2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(713) 296-6000

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Apache has not authorized anyone to provide you with different information.

Apache is not making an offer of the securities covered by this prospectus in any state where the offer is not permitted.

iii

APACHE CORPORATION

Apache Corporation, a Delaware corporation formed in 1954, is an independent energy company that explores for, develops and produces natural gas, crude oil and natural gas liquids. We currently have exploration and production interests in four geographic areas: the United States, Canada, Egypt, and the United Kingdom (U.K. North Sea).

RISK FACTORS

The securities to be offered by this prospectus may involve a high degree of risk. When considering an investment in our securities, you should consider carefully all of the risk factors described in our most recently filed annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q, current reports on Form 8-K or other documents incorporated by reference into this prospectus or filed by us with the SEC after the date of this prospectus, as well as those risk factors that may be included in any applicable prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things:

•	the repayment of outstanding indebtedness;

•	working capital;

•	capital expenditures; and

•	acquisitions.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. We currently have no plans for specific use of the net proceeds. We will specify the principal purposes for which the net proceeds will be used in a prospectus supplement at the time of sale.

RATIO OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements, including the notes those financial statements, incorporated by reference into this prospectus.

	Quarter Ended March 31, 2017	Years Ended December 31,
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)	4.97	—	—	—	2.33	5.69
Ratio of earnings to combined fixed charges and preferred stock dividends(2)(3)	4.97	—	—	—	—	3.45

(1)	The Company’s 2016, 2015, and 2014 earnings are inadequate to cover fixed charges, with a deficit of $1.7 billion, $12.2 billion, and $6.9 billion, respectively.
(2)	The Company’s 2016, 2015, and 2014 earnings are inadequate to cover fixed charges and noncontrolling interest, with a deficit of $1.9 billion, $11.9 billion, and $7.3 billion, respectively.
(3)	The Company’s 2013 earnings are inadequate to cover fixed charges, preferred stock dividend requirements, and noncontrolling interest, with a deficit of $5.7 billion.

DESCRIPTION OF APACHE CORPORATION CAPITAL STOCK

The following descriptions of our common stock and preferred stock, together with the additional information included in any applicable prospectus supplement, summarize the material terms and provisions of these types of securities. For the complete terms of our common stock and preferred stock, please refer to our charter and bylaws that are incorporated by reference into the registration statement of which this prospectus forms a part. The terms of these securities may also be affected by the General Corporation Law of the State of Delaware.

Under our charter, our authorized capital stock currently consists of 860,000,000 shares of common stock, $0.625 par value per share, and 10,000,000 shares of preferred stock, no par value. We will describe the specific terms of any common stock or preferred stock we may offer in a prospectus supplement. If indicated in a prospectus supplement, the terms of any common stock or preferred stock offered under that prospectus supplement may differ from the terms described below.

Common Stock

As of June 30, 2017, we had 380,928,018 shares of common stock issued and outstanding and approximately 15.6 million shares of common stock reserved for issuance pursuant to various employee benefit plans (including treasury shares authorized for issuance under those plans). All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable, and any shares of common stock sold pursuant to this prospectus will be duly authorized, validly issued, fully paid and non-assessable, when (i) we have taken all necessary action to approved the issuance of such shares of common stock, the terms of the offering thereof and related matters and (ii) such common stock has been issued and delivered as contemplated by this prospectus and the applicable prospectus supplement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors, upon payment (or delivery) of the consideration therefor, as provided for therein.

Voting

For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of any future holders of our preferred stock, persons who hold more than 50 percent of the outstanding shares of common stock entitled to elect members of the board of directors can elect all of the directors who are up for election in a particular year.

Dividends

If our board of directors declares a dividend, holders of common stock will receive payments from our funds that are legally available to pay dividends. This dividend right, however, is subject to any preferential dividend rights we may grant to future holders of preferred stock.

Liquidation

If we dissolve, the holders of common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the persons who hold our preferred stock.

Other Rights and Restrictions

Holders of common stock do not have preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. Our charter and bylaws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock.

Delaware law provides that, if we make a distribution to our stockholders other than a distribution of our capital stock either when we are insolvent or when we would be rendered insolvent, then our stockholders would be required to pay back to us the amount of the distribution we made to them, or the portion of the distribution that causes us to become insolvent, as the case may be.

Listing

Our common stock is listed on the New York Stock Exchange, the NASDAQ Global Select Market and the Chicago Stock Exchange under the symbol “APA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

Preferred Stock

General

We have 10,000,000 shares of no par preferred stock authorized, of which 100,000 shares have been designated as Series A Junior Participating Preferred Stock (the Series A Preferred Stock). The remaining shares of preferred stock are undesignated.

Our charter authorizes our board of directors to issue preferred stock in one or more series and to determine the voting rights and dividend rights, dividend rates, liquidation preferences, conversion rights, redemption rights, including sinking fund provisions and redemption prices, and other terms and rights of each series of preferred stock.

Series A

In December 1995, the Company declared a dividend of one right (a “Right”) for each 2.31 shares (adjusted for subsequent stock dividends and a two-for-one stock split) of Apache common stock outstanding on January 31, 1996. Each full Right entitled the registered holder to purchase from the Company one ten-thousandth (1/10,000) of a share of Series A Preferred Stock at a price of $100 per one ten-thousandth of a share, subject to adjustment. The Rights were originally scheduled to expire on January 31, 2006. Effective as of that date, the Rights were reset to one right per share of common stock and the expiration was extended to January 31, 2016.

On February 5, 2014, the Company’s board of directors voted to terminate the Company’s stockholder rights plan (the “Rights Agreement”). As a result of this decision, the board of directors approved an amendment to the Rights Agreement that had the effect of terminating the Rights. The amendment accelerated the expiration of the Company’s Rights from January 31, 2016, to the close of business on March 7, 2014, and had the effect of terminating the Rights Agreement on that date. At the time of the termination of the Rights Agreement, all of the Rights distributed to holders of the Company’s common stock pursuant to the Rights Agreement expired. As no shares of Series A Preferred Stock were issued pursuant to the Rights Agreement, the shares of Series A Preferred Stock previously reserved for issuance under the Rights Agreement remain authorized but unissued shares.

Undesignated Preferred Stock

This summary of the undesignated preferred stock discusses terms and conditions that may apply to preferred stock offered under this prospectus. The applicable prospectus supplement will describe the particular terms of each series of preferred stock actually offered. If indicated in the prospectus supplement, the terms of any series may differ from the terms described below.

The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of any preferred stock being offered by this prospectus. It does not restate the terms and provisions in their entirety. We urge you to read our charter and the applicable certificate of designation (each, as filed with the SEC) because they, and not this description, define the rights of any holders of preferred stock. We have filed our charter as an exhibit to the registration statement which includes this prospectus. We will incorporate by reference as an exhibit to the registration statement the form of any certificate of designation before the issuance of any series of preferred stock.

The prospectus supplement for any preferred stock that we actually offer pursuant to this prospectus may include some or all of the following terms:

•	the designation of the series of preferred stock;

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate or rates of the shares, the method or methods of calculating the dividend rate or rates, the dates on which dividends, if declared, will be payable, and whether or not the dividends are to be cumulative and, if cumulative, the date or dates from which dividends will be cumulative;

•	the amounts payable on shares of the preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;

•	the redemption rights and price or prices, if any, for the shares of preferred stock;

•	any terms, and the amount, of any sinking fund or analogous fund providing for the purchase or redemption of the shares of preferred stock;

•	any restrictions on our ability to make payments on any of our capital stock if dividend or other payments are not made on the preferred stock;

•	any voting rights granted to the holders of the shares of preferred stock in addition to those required by Delaware law or our certificate of incorporation;

•	whether the shares of preferred stock will be convertible or exchangeable into shares of our common stock or any other security, and, if convertible or exchangeable, the conversion or exchange price or prices, and any adjustment or other terms and conditions upon which the conversion or exchange shall be made;

•	any other rights, preferences, restrictions, limitations or conditions relative to the shares of preferred stock permitted by Delaware law or our certificate of incorporation;

•	any listing of the preferred stock on any securities exchange; and

•	the U.S. federal income tax considerations applicable to the preferred stock.

Subject to our charter and to any limitations imposed by any then-outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with such powers, preferences, rights and qualifications, limitations or restrictions as the board of directors determines, and without further action of the stockholders, including holders of our then outstanding preferred stock, if any.

Anti-Takeover Effect of Provisions of Apache’s Charter and Bylaws and Delaware Law

Our charter and bylaws include provisions, summarized below, that may have the effect of delaying, deferring or preventing a takeover of Apache. Please refer to our charter and bylaws that are incorporated by reference into the registration statement that includes this prospectus. You may obtain copies at no charge by writing to us at the address listed under the caption “Where You Can Find More Information.”

The provisions of Delaware law described below also may have an anti-takeover effect.

Apache’s Charter

Effective May 14, 2015, Article 9 of our charter was amended to provide that, beginning at our 2016 annual meeting of stockholders, directors standing for election would be elected to one-year terms. The existing terms of directors elected prior to or at our 2015 annual meeting of stockholders were not shortened by the amendment. As a result of the amendment, our entire board of directors will be elected annually beginning at our 2018 annual meeting of stockholders.

Article Twelve stipulates that the affirmative vote of 80 percent of our voting shares is required to adopt any agreement for the merger or consolidation with or into any other corporation which is the beneficial owner of more than 5 percent of our voting shares. Article Twelve further provides that such 80 percent approval is necessary to authorize any sale or lease of all or any substantial part of our assets to any beneficial holder of 5 percent or more of our voting shares.

Article Fourteen contains a “fair price” provision that requires any tender offer made by a beneficial owner of more than 5 percent of our outstanding voting stock in connection with any:

•	plan of merger, consolidation or reorganization;

•	sale or lease of substantially all of our assets; or

•	issuance of our equity securities to the 5 percent stockholder must provide at least as favorable terms to each holder of common stock (other than the stockholder making the tender offer) as the most favorable terms granted by such stockholder pursuant to such offer.

Article Fifteen contains an “anti-greenmail” mechanism which prohibits us from acquiring any voting stock from the beneficial owner of more than 5 percent of our outstanding voting stock, except for acquisitions pursuant to a tender offer to all holders of voting stock on the same price, terms and conditions, acquisitions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934 and acquisitions at a price not exceeding the market value per share.

Article Sixteen prohibits the stockholders from acting by written consent in lieu of a meeting.

The affirmative vote of 80 percent of the voting shares is required to amend or adopt any provision inconsistent with Articles Twelve, Fourteen and Sixteen.

Business Combinations with Interested Stockholders Under Delaware Law

Section 203 of the Delaware General Corporation Law prevents a publicly held corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	before the date on which the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder;

•	the interested stockholder owned at least 85 percent of the outstanding voting stock of the corporation at the beginning of the transaction in which it became an interested stockholder, excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide participants with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after the date on which the interested stockholder became an interested stockholder, the business combination is approved by the board of directors and the holders of two-thirds of the outstanding voting stock of the corporation voting at a meeting, excluding the voting stock owned by the interested stockholder.

As defined in Section 203, an “interested stockholder” is generally a person owning 15 percent or more of the outstanding voting stock of the corporation. As defined in Section 203, a “business combination” includes mergers, consolidations, stock and assets sales and other transactions with the interested stockholder.

The provisions of Section 203 may have the effect of delaying, deferring or preventing a change of control of Apache.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. Specific deposit agreements and depositary receipts will contain additional important terms and provisions. The forms of the applicable deposit agreement and depositary receipt will be incorporated by reference as an exhibit to the registration statement that includes this prospectus before we issue any depositary shares.

This summary of depositary agreements, depositary shares and depositary receipts relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.

General

We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to all the rights, preferences and privileges of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any, and all the limitations of the preferred stock. We will enter into a deposit agreement with a depositary, which will be named in the applicable prospectus supplement.

In order to issue depositary shares, we will issue preferred stock and immediately deposit these shares with the depositary. The depositary will then issue and deliver depositary receipts to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share of preferred stock held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive engraved depositary receipts, if any, a depositary may, upon our written order, issue temporary depositary receipts, which will temporarily entitle the holders to all the rights pertaining to the definitive depositary receipts. We will bear the costs and expenses of promptly preparing definitive depositary receipts and of exchanging the temporary depositary receipts for such definitive depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash and non-cash distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold, subject to any obligations of the record holders to file proofs, certificates and other information and to pay any taxes or other governmental charges. In the case of any non-cash distribution, we may determine that the distribution cannot be made proportionately or the depositary may determine that it may not be feasible to make the distribution. If so, the depositary may, with our approval, adopt a method it deems equitable and practicable to effect the distribution, including the sale, public or private, of the securities or other non-cash property it receives in the distribution at a place and on terms it deems proper. The amounts distributed by the depositary will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Redemption of Depositary Shares

If the shares of preferred stock that underlie the depositary shares are redeemable and we redeem the preferred stock, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the depositary shares, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.

After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except for the rights to receive money or other property upon redemption. In order to redeem their depositary shares, holders must surrender their depositary receipts to the depositary.

Voting the Preferred Stock

When the depositary receives notice about any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of depositary shares related to that preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the preferred stock represented by the depositary shares in accordance with these instructions. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

Withdrawal of Preferred Stock

If a holder of depositary receipts surrenders those depositary receipts at the corporate office (as defined in the deposit agreement) of the depositary, or any other office as the depositary may designate, and pays any taxes, charges or fees, that holder is entitled to delivery at the corporate office of certificates evidencing the number of shares of preferred stock, but only in whole shares, and any money and other property represented by those depositary receipts. If the depositary receipts we deliver evidence a number of depositary shares in excess of the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to us at the same time a new depositary receipt evidencing that excess number of depositary shares. We do not expect that there will be any public trading market for the shares of preferred stock except those represented by the depositary shares.

Amendment and Termination of the Deposit Agreement

We and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the deposit agreement. If, however, an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least a majority of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. Subject to any conditions in the deposit agreement or applicable law, no amendment, however, can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.

Unless otherwise specified in the applicable prospectus supplement, the deposit agreement may be terminated by us or by the depositary if there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of Apache and that distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. Holders of depositary shares, however, will be required to pay transfer and other taxes and government charges, as provided in the deposit agreement.

Resignation and Removal of Depositary

The depositary may submit notice of resignation at any time or we may remove the depositary at any time. However, no resignation or removal will take effect until we appoint a successor depositary, which must occur within 60 days after delivery of the notice of resignation or removal. Subject to the terms of the applicable deposit agreement, the successor depositary must be a bank or trust company that has its principal office in the United States and has a combined capital and surplus of at least $50,000,000.

Miscellaneous

If we are required to furnish any information to the holders of the preferred stock underlying any depositary shares, the depositary, as the holder of the underlying preferred stock, will forward to the holders of depositary shares any report or information it receives from us.

Neither the depositary nor we will be liable if its ability to perform its obligations under the deposit agreement is prevented or delayed by law or any circumstance beyond its control. Each of Apache and the depositary will be obligated to use its best judgment and to act in good faith in performing its duties under the deposit agreement. Each of Apache and the depositary will be liable only for gross negligence and willful misconduct in performing its duties under the deposit agreement. They will not be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless they receive what they, in their sole discretion, determine to be a satisfactory indemnity from one or more holders of the depositary shares. We and the depositary will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party’s risk to a satisfactory and customary level. We and the depositary may rely on the advice of legal counsel or accountants of their choice. They may also rely on information provided by persons they believe, in good faith, to be competent, and on documents they believe, in good faith, to be genuine.

The applicable prospectus supplement will identify the depositary’s corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

Title

We, each depositary and any agent of Apache or the applicable depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary.

DESCRIPTION OF APACHE CORPORATION DEBT SECURITIES

The following description, together with any applicable prospectus supplement, summarizes all the material terms and provisions of the debt securities that we may offer under this prospectus and the related trust indentures. We will issue the senior debt securities under a senior indenture, dated as of May 19, 2011, between us and Wells Fargo Bank, National Association, as trustee. We will issue the subordinated debt securities under a subordinated indenture to be executed in the future by us and Wells Fargo Bank, National Association, or another entity, as trustee. The senior indenture and the subordinated indenture are together referred to in this section as the “indentures.” The senior debt securities and the subordinated debt securities are together referred to in this section as the “debt securities.” Wells Fargo Bank, National Association, or any successor, or any other entity with which we execute an indenture, in its capacity as trustee under either or both of the indentures, is referred to as the “trustee” for purposes of this section. The indentures contain and the debt securities, when issued, will contain additional important terms and provisions. The indentures are, and prior to their issuance the debt securities will be, filed as exhibits to the registration statement that includes this prospectus.

This summary of the indentures and the debt securities relates to terms and conditions applicable to the debt securities generally. The applicable prospectus supplement will set forth the particular terms of any series of debt securities that we may offer. If indicated in the prospectus supplement, the terms of any series may differ from the terms summarized below.

Neither indenture limits the amount of debt securities we may issue under it, and each provides that additional debt securities of any series may be issued up to the aggregate principal amount that we authorize from time to time. We also may issue debt securities pursuant to the indentures in transactions exempt from the registration requirements of the Securities Act. Those debt securities will not be considered in determining the aggregate amount of securities issued under this prospectus.

Unless otherwise indicated in the applicable prospectus supplement, we will issue the debt securities in denominations of $1,000 or integral multiples of $1,000.

Other than as described below under “The Senior Indenture Limits Our Ability to Incur Liens,” “The Senior Indenture Limits Our Ability to Engage in Sale/Leaseback Transactions” and “We Are Obligated to Purchase Debt Securities upon a Change in Control,” and as may be described in the applicable prospectus supplement, the indentures do not limit our ability to incur indebtedness or afford holders of debt securities protection in the event of a decline in our credit quality or if we are involved in a takeover, recapitalization or highly leveraged or similar transaction. Nothing in the indentures or the debt securities will in any way limit the amount of indebtedness or securities that we or our subsidiaries, as defined in the indentures, may incur or issue.

General

The prospectus supplement relating to the particular series of debt securities being offered will specify whether they are senior or subordinated debt securities and the amounts, prices and terms of those debt securities. These terms may include:

•	the designation, aggregate principal amount and authorized denominations of the debt securities;

•	the date or dates on which the debt securities will mature;

•	the percentage of the principal amount at which the debt securities will be issued;

•	the date on which the principal of the debt securities will be payable;

•	whether the debt securities will be issued as registered securities, bearer securities or a combination of the two;

•	whether the debt securities will be issued in the form of one or more global securities and whether such global securities will be issued in a temporary global form or permanent global form;

•	the currency or currencies or currency unit or units of two or more currencies in which debt securities are denominated, for which they may be purchased, in which principal and any premium and interest is payable and any special U.S. federal income tax or other considerations;

•	if the currency or currencies or currency unit or units for which debt securities may be purchased or in which principal and any premium and interest may be paid is at our election or at the election of a purchaser, the manner in which an election may be made and its terms;

•	the annual rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear any interest, whether by remarketing, auction, formula or otherwise;

•	the date or dates from which any interest will accrue and the date or dates on which such interest will be payable;

•	a description of any provisions providing for redemption, exchange or conversion of the debt securities at our option, a holder’s option or otherwise, and the terms and provisions of such a redemption, exchange or conversion;

•	information with respect to book-entry procedures relating to global debt securities;

•	sinking fund terms;

•	whether and under what circumstances we will pay “additional amounts,” as defined in the indentures, on the debt securities to any holder who is a “United States alien,” as defined in the indentures, in respect of any tax, assessment or governmental charge; the term “interest,” as used in this prospectus, includes any additional amounts;

•	any modifications or additions to, or deletions of, any of the events of default or covenants of Apache with respect to the debt securities that are described in this section;

•	if either or both of the sections of the applicable indenture relating to defeasance and covenant defeasance are not applicable to the debt securities, or if any covenants in addition to or other than those specified in the applicable indenture shall be subject to covenant defeasance;

•	any deletions from, or modifications or additions to, the provisions of the indentures relating to satisfaction and discharge in respect of the debt securities;

•	any index or other method used to determine the amount of payments of principal of, and any premium and interest on, the debt securities; and

•	any other specific terms of the debt securities.

We are not obligated to issue all debt securities of any one series at the same time and, unless we specify otherwise in the applicable prospectus supplement, a series of debt securities may be reopened for additional issuances of debt securities of that series or to establish additional terms of that series. The debt securities of any one series may not bear interest at the same rate or mature on the same date.

If any of the debt securities are sold for foreign currencies or foreign currency units or if the principal of, or any premium or interest on, any series of debt securities is payable in foreign currencies or foreign currency units, we will describe the restrictions, elections, tax consequences, specific terms and other information with respect to those debt securities and such foreign currencies or foreign currency units in the applicable prospectus supplement.

The terms, if any, on which the debt securities of any series are convertible into or exchangeable for shares of common stock, shares of preferred stock or other securities, whether or not issued by us, property or cash, or a combination of any of the foregoing, will be set out in the accompanying prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the accompanying prospectus supplement.

Ranking

Senior Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, our obligation to pay the principal of, and any premium and interest on, the senior debt securities will be unsecured and will rank equally with all of our other unsecured unsubordinated indebtedness.

Subordinated Debt Securities

Our obligation to pay the principal of, and any premium and interest on, any subordinated debt securities will be unsecured and will rank subordinate and junior in right of payment to all of our senior indebtedness to the extent provided in the subordinated indenture and the terms of those subordinated debt securities, as described below and in any applicable prospectus supplement, which may make deletions from, or modifications or additions to, the subordination terms described below.

Upon any payment or distribution of our assets or securities to creditors upon any liquidation, dissolution, winding-up, reorganization, or any bankruptcy, insolvency, receivership or similar proceedings in connection with any insolvency or bankruptcy proceeding of Apache, the holders of senior indebtedness will first be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities will be entitled to receive any payment or distribution in respect of the subordinated debt securities.

No payments on account of principal or any premium or interest in respect of the subordinated debt securities may be made if there has occurred and is continuing a default in any payment with respect to senior indebtedness or an event of default with respect to any senior indebtedness resulting in the acceleration of its maturity, or if any judicial proceeding is pending with respect to any default.

“Indebtedness,” for purposes of the subordinated indenture, means:

•	indebtedness for borrowed money or for the unpaid purchase price of real or personal property of, or guaranteed by, Apache, other than accounts payable arising in the ordinary course of business payable on terms customary in the trade;

•	indebtedness secured by any mortgage, lien, pledge, security interest or encumbrances of any kind or payable out of the proceeds of production from property;

•	indebtedness which is evidenced by mortgages, notes, bonds, securities, acceptances or other instruments;

•	indebtedness which must be capitalized as liabilities under generally accepted accounting principles;

•	liabilities under interest rate swap, exchange, collar or cap agreements and all other agreements or arrangements designed to protect against fluctuations in interest rates or currency exchange rates;

•	liabilities under commodity hedge, commodity swap, exchange, collar or cap agreements, fixed price agreements and all other agreements or arrangements designed to protect against fluctuations in oil and gas prices;

•	guarantees and endorsements of obligations of others, directly or indirectly, and all other repurchase agreements and indebtedness in effect guaranteed through an agreement, contingent or otherwise, to purchase that indebtedness, or to purchase or sell property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owner of the indebtedness against loss, or to supply funds to or in any manner invest in the debtor, or otherwise to assure a creditor against loss (but excluding guarantees and endorsements of notes, bills and checks made in the ordinary course of business); and

•	indebtedness relative to the amount of all letters of credit; provided, however, that such term shall not include any amounts included as deferred credits on our financial statements and computed in accordance with generally accepted accounting principles.

“Senior indebtedness,” for purposes of the subordinated indenture, means all indebtedness, whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, except our obligations under the subordinated debt securities, indebtedness ranking equally with the subordinated debt securities or indebtedness ranking junior to the subordinated debt securities.

“Indebtedness ranking equally with the subordinated debt securities,” for purposes of the subordinated indenture, means indebtedness, whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, to the extent the indebtedness specifically by its terms ranks equally with and not prior to the subordinated debt securities in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Apache. The securing of any indebtedness otherwise constituting indebtedness ranking equally with the subordinated debt securities will not prevent the indebtedness from constituting indebtedness ranking equally with the subordinated debt securities.

“Indebtedness ranking junior to the subordinated debt securities,” for purposes of the subordinated indenture, means any indebtedness, whether outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, to the extent the indebtedness by its terms ranks junior to and not equally with or prior to

•	the subordinated debt securities, and

•	any other indebtedness ranking equally with the subordinated debt securities, in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Apache. The securing of any indebtedness otherwise constituting indebtedness ranking junior to the subordinated debt securities will not prevent the indebtedness from constituting indebtedness ranking junior to the subordinated debt securities.

Dividends and other distributions to us from our various subsidiaries may be subject to statutory, contractual and other restrictions (including, without limitation, exchange controls that may be applicable to foreign subsidiaries). The rights of our creditors to participate in the assets of any subsidiary upon that subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Interest Rates and Discounts

The debt securities will earn interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the debt securities will bear interest on the basis of a 360-day year consisting of twelve 30-day months.

We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. We will describe the federal income tax consequences and the special considerations that apply to any series in the applicable prospectus supplement.

Exchange, Registration and Transfer

Registered securities of any series that are not global securities will be exchangeable for other registered securities of the same series and of like aggregate principal amount and tenor in different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder may choose, upon written request, and subject to the terms of the applicable indenture, to exchange bearer securities and the appropriate related coupons of that series into registered securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Bearer securities with attached coupons surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for interest payment shall be surrendered without the coupon relating to the interest payment date. Interest will not be payable with respect to the registered security issued in exchange for that bearer security. That interest will be payable only to the holder of the coupon when due in accordance with the terms of the indenture. Bearer securities will not be issued in exchange for registered securities.

You may present registered securities for registration of transfer, together with a duly executed form of transfer, at the office of the security registrar or at the office of any transfer agent designated by us for that purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement. This may be done without service charge but upon payment of any taxes and other governmental charges as described in the applicable indenture. The security registrar or the transfer agent will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as security registrar for each indenture. If a prospectus supplement refers to any transfer agents initially designated by us with respect to any series of debt securities in addition to the security registrar, we may at any time rescind the designation of any of those transfer agents or approve a change in the location through which any of those transfer agents acts. If, however, debt securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each place of payment for that series, and if debt securities of a series are issuable as bearer securities, we will be required to maintain a transfer agent in a place of payment for that series located outside of the United States in addition to the security registrar. We may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption, we will not be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part.

Payment and Paying Agents

Unless we specify otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, bearer securities will be payable in accordance with any applicable laws and regulations, at the offices of those paying agents outside the United States that we may designate at various times. We will make interest payments on bearer securities and the attached coupons on any interest payment date only against surrender of the coupon relating to that interest payment date. No payment with respect to any bearer security will be made at any of our offices or agencies in the United States or by check mailed to any U.S. address or by transfer to an account maintained with a bank located in the United States. If, however, but only if, payment in U.S. dollars of the full amount of principal of, and any premium and interest on, bearer securities denominated and payable in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions, then those payments will be made at the office of our paying agent in the City of Minneapolis, Minnesota.

Unless we specify otherwise in the applicable prospectus supplement, payment of principal of, and any premium and interest on, registered securities will be made at the office of the paying agent or paying agents that we designate at various times. At our option, however, we may make interest payments by check mailed to the address, as it appears in the security register, of the person entitled to the payments. Unless we specify otherwise in the applicable prospectus supplement, we will make payment of any installment of interest on registered securities to the person in whose name that registered security is registered at the close of business on the regular record date for such interest.

Unless we specify otherwise in the applicable prospectus supplement, the Corporate Trust Office of the trustee in the City of Minneapolis, Minnesota, will be designated:

•	as our sole paying agent for payments with respect to debt securities that are issuable solely as registered securities; and

•	as our paying agent in the City of Minneapolis, Minnesota, for payments with respect to debt securities, subject to the limitation described above in the case of bearer securities, that are issuable solely as bearer securities or as both registered securities and bearer securities.

We will name any paying agents outside the United States and any other paying agents in the United States initially designated by us for the debt securities in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. If, however, debt securities of a series are issuable solely as registered securities, we will be required to maintain a paying agent in each place of payment for that series. If debt securities of a series are issuable as bearer securities, we will be required to maintain:

•	a paying agent in the City of Minneapolis, Minnesota, for payments with respect to any registered securities of the series and for payments with respect to bearer securities of the series in the circumstance described above, but not otherwise; and

•	a paying agent in a place of payment located outside the United States where debt securities of that series and any attached coupons may be presented and surrendered for payment.

If, however, the debt securities of that series are listed on the London Stock Exchange, the Luxembourg Stock Exchange or any other stock exchange located outside the United States, and if the stock exchange requires it, we will maintain a paying agent in London or Luxembourg or any other required city located outside the United States for those debt securities.

All monies we pay to a paying agent for the payment of principal of, and any premium or interest on, any debt security or coupon that remains unclaimed at the end of two years after becoming due and payable will be repaid to us. After that time, the holder of the debt security or coupon will look only to us for payments out of those repaid amounts.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depository identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole:

•	by the applicable depository to a nominee of the depository;

•	by any nominee to the depository itself or another nominee; or

•	by the depository or any nominee to a successor depository or any nominee of the successor.

To the extent not described below, we will describe the terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depository arrangements.

As long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided in any applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

The laws of some states require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global security.

Payments of principal of, and any premium and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depository or any participants on account of beneficial interests of the global security.

The Senior Indenture Limits Our Ability to Incur Liens

Unless we specify otherwise in the applicable prospectus supplement, the senior indenture provides that neither we nor any of our subsidiaries may issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed that are secured by a mortgage, lien, pledge, security interest or other encumbrance—defined in the senior indenture as “liens”—upon any of our property unless we provide that any and all senior debt securities then outstanding shall be secured by a lien equally and ratably with any and all other obligations by the lien. The restrictions on liens will not, however, apply to:

•	liens existing on the date of the senior indenture or provided for under the terms of agreements existing on the date thereof;

•	liens securing all or part of the cost of exploring, producing, gathering, processing, marketing, drilling or developing any of our or our subsidiaries’ properties, or securing indebtedness incurred to provide funds therefor or indebtedness incurred to finance all or part of the cost of acquiring, constructing, altering, improving or repairing any such property or assets, or improvements used in connection with such property, or securing indebtedness incurred to provide funds therefor;

•	liens securing only indebtedness owed by one of our subsidiaries to us and/or to one or more of our other subsidiaries;

•	liens on the property of any corporation or other entity existing at the time it becomes our subsidiary;

•	liens on any property to secure indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or indebtedness issued or guaranteed by the United States, any state or any department, agency or instrumentality of either or indebtedness issued to or guaranteed by a foreign government, any state or any department, agency or instrumentality of either or an international finance agency or any division or department thereof, including the World Bank, the International Finance Corp. and the Multilateral Investment Guarantee Agency;

•	any extension, renewal or replacement or successive extensions, renewals or replacements of any lien referred to in the foregoing clauses that existed on the date of the senior indenture;

•	other “ordinary course liens,” as defined in the senior indenture, incurred in the ordinary course of our business; or

•	liens which secure “limited recourse indebtedness,” as defined in the senior indenture.

Notwithstanding the limitations on liens described above, we and any one or more of our subsidiaries may issue, assume or guarantee the following indebtedness secured by liens on assets without regard to the limitations described above: indebtedness in any aggregate principal amount that, together with the aggregate outstanding principal amount of all our other indebtedness and indebtedness of any of our subsidiaries so secured (excluding indebtedness secured by the permitted liens described above), and the aggregate amount of sale/leaseback transaction obligations that would otherwise be subject to the limitations on sale/leaseback transactions described below, does not at the time such indebtedness is incurred exceed 10 percent of our consolidated net worth as shown on our most recent audited consolidated balance sheet.

In addition, the following types of transactions, among others, shall not be deemed to create indebtedness secured by liens:

•	the sale, granting of liens with respect to or other transfer of crude oil, natural gas or other petroleum hydrocarbons in place for a period of time until, or in an amount such that, the transferee will receive as a result of the transfer a specified amount of money or of such crude oil, natural gas or other petroleum hydrocarbons;

•	the sale or other transfer of any other interest in property of the character commonly referred to as a production payment, overriding royalty, forward sale or similar interest; and

•	the granting of liens required by any contract or statute in order to permit us or one of our subsidiaries to perform any contract or subcontract made with or at the request of the U.S. government or any foreign government or international finance agency, any state or any department thereof, or any agency or instrumentality of either, or to secure partial, progress, advance or other payments to us or one of our subsidiaries by any of these entities pursuant to the provisions of any contract or statute.

The Senior Indenture Limits Our Ability to Engage in Sale/Leaseback Transactions

Unless we specify otherwise in the applicable prospectus supplement, the senior indenture provides that neither we nor any of our subsidiaries will enter into any arrangement with any person, other than us or one of our subsidiaries, to lease any property to ourselves or a subsidiary of ours for more than three years. For the restriction to apply, we or one of our subsidiaries must sell or plan to sell the property to the person leasing it to us or our subsidiary or to another person to which funds have been or are to be advanced on the security of the leased property. The limitation does not apply where:

•	either we or our subsidiary would be entitled to create debt secured by a lien on the property to be leased in a principal amount equal to or exceeding the value of that sale/leaseback transaction;

•	since the date of the senior indenture and within a period commencing six months prior to the consummation of that arrangement and ending six months after the consummation of the arrangement, we have or our subsidiary has expended for any property an amount up to the net proceeds of that arrangement, including amounts expended for the acquisition, exploration, drilling or development thereof, and for additions, alterations, improvements and repairs to the property, and we designate such amount as a credit against that arrangement, with any of that amount not being so designated to be applied as set forth in the next item below; or

•	during or immediately after the expiration of the 12 months after the effective date of that transaction, we apply to the voluntary redemption, defeasance or retirement of the senior debt securities and other senior indebtedness, as defined in the senior indenture, an amount equal to the greater of the net proceeds of the sale or transfer of the property leased in that transaction and the fair value of such property at the time of entering into such transaction, in either case adjusted to reflect the remaining term of the lease and any amount we utilize as set forth in the prior item; the amount will be reduced by the principal amount of other senior indebtedness we voluntarily retire within that 12-month period.

Each Indenture Includes Events of Default

Unless otherwise specified in the applicable prospectus supplement, any one of the following events will constitute an “event of default” under each indenture with respect to the debt securities of any series issued under that indenture:

•	if we fail to pay any interest on any debt security of that series when due, and the failure continues for 30 days;

•	if we fail to pay principal of or any premium on the debt securities of that series when due and payable, either at maturity or otherwise;

•	if we fail to perform or we breach any of our other covenants or warranties in the applicable indenture or in the debt securities of that series—other than a covenant or warranty included in the applicable indenture solely for the benefit of a series of securities other than the debt securities of that series—and that breach of failure continues for 60 days after written notice as provided in the applicable indenture;

•	specified events of voluntary or involuntary bankruptcy, insolvency or reorganization involving us or any of our subsidiaries; or

•	any other event of default provided with respect to the debt securities of that series.

Unless otherwise specified in the applicable prospectus supplement, either of the following two events will also constitute an “event of default” under the senior indenture with respect to any senior debt securities:

•	if any of our or any of our subsidiaries’ indebtedness, as defined in the senior indenture, in excess of an aggregate of $25,000,000 in principal amount is accelerated under any event of default as defined in any mortgage, indenture or instrument and the acceleration has not been rescinded or annulled or such indebtedness discharged within 30 days after written notice as provided in the senior indenture has been given specifying such event of default and requiring us to cause that acceleration to be rescinded or annulled or such indebtedness to be discharged; or

•	if we or any of our subsidiaries fail to pay, bond or otherwise discharge within 60 days of entry, a judgment, court order or uninsured monetary damage award against us in excess of an aggregate of $25,000,000 which is not stayed on appeal or otherwise being appropriately contested in good faith.

If an event of default with respect to the debt securities of any series, other than an event of default described in the item above pertaining to events of bankruptcy, insolvency or reorganization, occurs and is continuing, either the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money due has been obtained by the trustee, and subject to applicable law and other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of that series may, under some circumstances, rescind and annul such acceleration. If an event of default occurs pertaining to events of bankruptcy, insolvency or reorganization, the principal amount and accrued interest—or a lesser amount as provided for in the debt securities of that series—shall be immediately due and payable without any declaration or other act by the trustee or any holder.

Within 90 days after the occurrence of any default under an indenture with respect to the debt securities of any series issued under that indenture, the trustee must transmit notice of the default to the holders of the debt securities of that series unless the default has been cured or waived. The trustee may withhold the notice, however, except in the case of a payment default, if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee has in good faith determined that the withholding of the notice is in the interest of the holders of debt securities of that series.

If an event of default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of that series by all appropriate judicial proceedings.

Subject to the duty of the trustee during any default to act with the required standard of care, the trustee is under no obligation to exercise any of its rights or powers under an indenture at the request or direction of any of the holders of debt securities issued under that indenture, unless the holders offer the trustee reasonable indemnity. Subject to indemnifying the trustee, and subject to applicable law and other provisions of each indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series issued under that indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

We Are Obligated to Purchase Debt Securities Upon a Change in Control

If a change in control, as defined in each indenture, occurs, we must mail within 15 days a written notice regarding the change in control to the trustee and to every holder of the debt securities of each series issued under that indenture. The notice must also be published at least once in an authorized newspaper, as defined in each indenture, and must state:

•	the events causing the change in control and the date of the change in control;

•	the date by which notice of the change in control is required by the applicable indenture to be given;

•	the date, 35 business days after the occurrence of the change in control, by which we must purchase debt securities we are obligated to purchase pursuant to the selling holder’s exercise of rights on change in control;

•	the price we must pay for the debt securities we are obligated to purchase;

•	the name and address of the trustee;

•	the procedure for surrendering debt securities to the trustee or other designated office or agency for payment;

•	a statement of our obligation to make prompt payment on proper surrender of the debt securities;

•	the procedure for holders’ exercise of rights of sale of the debt securities; and

•	the procedures by which a holder may withdraw such a notice after it is given.

After we give this notice we will be obligated, at the election of each holder, to purchase the applicable debt securities. Under each indenture, a change in control is deemed to have occurred when:

•	any event requiring the filing of any report under or in response to Schedule 13D or 14D-1 pursuant to the Securities Exchange Act of 1934 disclosing beneficial ownership of either 50 percent or more of our common stock then outstanding or 50 percent or more of the voting power of our voting stock then outstanding;

•	the completion of any sale, transfer, lease, or conveyance of our properties and assets substantially as an entirety to any person or persons that is not our subsidiary, as those terms are defined in each indenture; or

•	the completion of a consolidation or merger of Apache with or into any other person or entity in a transaction in which either we are not the sole surviving corporation or our common stock existing before the transaction is converted into cash, securities or other property and in which those exchanging our common stock do not, as a result of the transaction, receive either 75 percent or more of the survivor’s common stock or 75 percent or more of the voting power of the survivor’s voting stock.

We will not purchase any debt securities if there has occurred and is continuing an event of default under either indenture, other than default in payment of the purchase price payable for the debt securities upon change in control. In connection with any purchase of debt securities after a change in control, we will comply with all federal and state securities laws, including, specifically, Rule 13e-4, if applicable, under the Securities Exchange Act of 1934, and any related Schedule 13E-4 required to be submitted under that rule.

Discharge, Defeasance and Covenant Defeasance

We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that:

•	have become due and payable;

•	will become due and payable within one year; or

•	are scheduled for redemption within one year.

To discharge the obligations with respect to a series of debt securities, we must deposit with the trustee, in trust, an amount of funds in U.S. dollars or in the foreign currency in which those debt securities are payable sufficient to pay the entire amount of principal of, and any premium or interest on, those debt securities to the date of the deposit if those debt securities have become due and payable or to the maturity of the debt securities, as the case may be.

Unless we specify otherwise in the applicable prospectus supplement, we may elect:

•	to defease and be discharged from any and all obligations with respect to those debt securities, which we refer to as “legal defeasance;” or

•	with respect to any senior debt securities, to be released from our obligations under the covenants described above in “The Senior Indenture Limits Our Ability to Incur Liens,” “The Senior Indenture Limits Our Ability to Engage in Sale/ Leaseback Transactions” or, with respect to any debt securities, any other covenant obligation as may be provided for under Section 301 of the applicable indenture and specified in the applicable prospectus supplement, which we refer to as “covenant defeasance.”

In the case of discharge of our obligations or legal defeasance we will still retain some obligations in respect of the debt securities, including our obligations:

•	to pay additional amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on the debt securities;

•	to register the transfer or exchange of the debt securities;

•	to replace temporary or mutilated, destroyed, lost or stolen debt securities; and

•	to maintain an office or agency with respect to the debt securities and to hold monies for payment in trust.

After a covenant defeasance, any omission to comply with the obligations or covenants that have been defeased shall not constitute a default or an event of default with respect to the debt securities.

To elect either legal defeasance or covenant defeasance we must deposit with the trustee, in trust, an amount, in U.S. dollars or in the foreign currency in which the relevant debt securities are payable at stated maturity, or in government obligations, as defined below, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on those debt securities on their scheduled due dates.

In addition, we can only elect legal defeasance or covenant defeasance if, among other things:

•	the applicable defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	no default or event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of the establishment of the trust and, with respect to legal defeasance only, at any time during the period ending on the 91st day after the date of the establishment of the trust; and

•	we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred, and the opinion of counsel, in the case of legal defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

Each of the indentures deems a foreign currency to be any currency, currency unit or composite currency issued by the government of one or more countries other than the United States or by any recognized confederation or association of governments.

Each of the indentures defines government obligations as securities which are not callable or redeemable at the option of the issuer or issuers and are:

•	direct obligations of the United States or the government or the governments in the confederation that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•	obligations of a person or entity controlled or supervised by and acting as an agency or instrumentality of the United States or the government or governments that issued the foreign currency in which the debt securities of a particular series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or that other government or governments.

Government obligations also include a depositary receipt issued by a bank or trust company as custodian with respect to any government obligation described above or a specific payment of interest on or principal of or any other amount with respect to any government obligation held by that custodian for the account of the holder of such depositary receipt, as long as, except as required by law, that custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian with respect to the government obligation or the specific payment of interest on or principal of or any other amount with respect to the government obligation evidenced by the depositary receipt.

Unless otherwise specified in the applicable prospectus supplement, if, after we have deposited funds and/or government obligations to effect legal defeasance or covenant defeasance with respect to debt securities of any series, either:

•	the holder of a debt security of that series is entitled to, and does, elect to receive payment in a currency other than that in which such deposit has been made in respect of that debt security; or

•

a conversion event, as defined below, occurs in respect of the foreign currency in which the deposit has been made, the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and any premium and interest on, that debt security as that debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of that debt security into the currency in which that debt security becomes payable as a result of the election or conversion event based on:

•	in the case of payments made pursuant to the first of the two items in the list above, the applicable market exchange rate for the currency in effect on the second business day prior to the date of the payment; or

•	with respect to a conversion event, the applicable market exchange rate for such foreign currency in effect, as nearly as feasible, at the time of the conversion event.

Each indenture defines a “conversion event” as the cessation of use of:

•	a foreign currency other than the euro both by the government of the country or the confederation which issued such foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

•	the euro both by governments within the Euro Zone and for the settlement of transactions by central banks or other public institutions of or within the Euro Zone or of or within the international banking community.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and any premium and interest on, any debt security that are payable in a foreign currency that ceases to be used by the government or confederation of issuance shall be made in U.S. dollars.

If we effect a covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to which there has been covenant defeasance, the amount in the foreign currency in which the debt securities are payable, and government obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. We would remain liable, however, for payment of the amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Under each indenture, we are required to furnish to the trustee annually a statement as to our performance of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event of default or event that after notice or lapse of time or both would constitute an event of default.

Modification and Waiver

We and the trustee may, without the consent of holders, modify provisions of each indenture for specified purposes, including, among other things, curing ambiguities and maintaining the qualification of the applicable indenture under the Trust Indenture Act. We and the trustee may modify other provisions of each indenture with the consent of the holders of not less than two-thirds, in the case of the senior indenture, or a majority, in the case of the subordinate indenture, in aggregate principal amount of the debt securities of each series issued under that indenture affected by the modification, except that the provisions of the indentures, however, may not be modified without the consent of the holder of each debt security affected thereby if the modification would:

•	change the stated maturity or any installment of the principal of, or any premium or interest on, or any installment of principal, or any additional amounts with respect to, any debt security issued under that indenture;

•	reduce the principal amount of, or premium or interest on, or any additional amounts with respect to, any debt security issued under that indenture;

•	change the coin or currency in which any debt security issued under that indenture or any premium or any interest on that debt security or any additional amounts with respect to that debt security is payable;

•	if the debt securities are convertible or exchangeable, modify the conversion or exchange provision in a manner adverse to holders of that debt security;

•	in the case of a subordinated debt security, modify any of the subordination provisions in a manner adverse to holders of that debt security;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt securities issued under that indenture or, in the case of redemption, exchange or conversion, if applicable, on or after the redemption, exchange or conversion date or, in the case of repayment at the option of any holder, if applicable, on or after the date for repayment or in the case of a change in control, after the change in control purchase date;

•	reduce the percentage and principal amount of the outstanding debt securities, the consent of whose holders is required under that indenture in order to take specified actions;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by that indenture; or

•	modify any of the above provisions.

The holders of at least a majority in aggregate principal amount of debt securities of any series issued under one of the indentures may, on behalf of the holders of all debt securities of that series, waive our compliance with specified restrictive provisions of that indenture. The holders of not less than a majority in aggregate principal amount of debt securities of any series issued under one of the indentures may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under that indenture with respect to the debt securities of that series, except:

•	a payment default with respect to debt securities of that series; or

•	a default of a covenant or provision of that indenture that cannot be modified or amended without the consent of the holder of the debt securities of that series.

Consolidation, Merger and Sale of Assets

We may, without the consent of the holders of the debt securities, consolidate or merge with or into, or convey, transfer or lease our properties and assets as an entirety, or substantially as an entirety to, any person that is a corporation or limited liability company organized and validly existing under the laws of any domestic jurisdiction. We may also permit any of those persons to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, as long as:

•	any successor person assumes our obligations on the debt securities;

•	no event of default under the applicable indenture has occurred and is continuing after giving effect to the transaction;

•	no event which, after notice or lapse of time or both, would become an event of default under the applicable indenture has occurred and is continuing after giving effect to the transaction; and

•	other conditions are met.

DESCRIPTION OF PURCHASE CONTRACTS AND UNITS

We may issue stock purchase contracts, representing contracts entitling or obligating holders to purchase from or sell to us, and us to sell to or purchase from the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the contracts are issued or may be determined by reference to a specific formula set forth in the contracts. The common stock purchase contracts may be issued separately or as a part of units, which are referred to in this prospectus as “common stock purchase units,” consisting of a common stock purchase contract and, as security for the holder’s obligations to purchase the common stock under the contracts, the following:

•	our senior debt securities or subordinated debt securities;

•	our preferred stock;

•	debt obligations of third parties, including U.S. Treasury securities;

•	any other security described in the applicable prospectus supplement; or

•	any combination of the foregoing.

The common stock purchase contracts may require us to make periodic payments to the holders of the common stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The common stock purchase contracts may require holders to secure their obligations thereunder in a specified manner, and in some circumstances we may deliver newly issued prepaid common stock purchase contracts, which are referred to as “prepaid securities,” upon release to a holder of any collateral securing such holder’s obligations under the original contract.

The applicable prospectus supplement will describe the terms of any common stock purchase contracts or units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such contracts or units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of common stock or preferred stock from time to time. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, to be selected at the time of issue, as warrant agent. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. The applicable prospectus supplement will include a description of the material provisions of the applicable warrant agreement and will describe the designation and terms of the warrants to be issued, including, without limitation, the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies in which the price of the warrants will be payable;

•	the designation and terms of the shares of common stock or preferred stock purchasable upon exercise of the warrants;

•	the number of shares of common stock or preferred stock purchasable upon exercise of one warrant;

•	the price at which, and the currency or currencies in which, the shares of common stock or preferred stock purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	if applicable, the designation and terms of any related securities with which the warrants are issued, and the number of warrants issued with each such security;

•	if applicable, the date on and after which the warrants and any related offered securities will be separately transferable;

•	the provisions for changes to or adjustments in the exercise price of the warrants;

•	the antidilution provisions of the warrants, if any;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures, conditions and limitations relating to the exchange and exercise of such warrants.

The foregoing statements with respect to the warrants are summaries of, and subject to, the detailed provisions of the applicable warrant agreement.

Holders of warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

PLAN OF DISTRIBUTION

We may sell offered securities in any one or more of the following ways from time to time:

•	through agents;

•	through underwriters or dealers; or

•	directly to a limited number of purchasers or a single purchaser, including our affiliates.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents and the respective amount of the offered securities underwritten or purchased by each of them;

•	the purchase price of the offered securities and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any delayed delivery arrangements;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which such offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offered securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters in connection with sales of the offered securities. The offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent. The underwriters will be obligated to purchase all of the offered securities of a series if they purchase any of such offered securities.

We may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

Offered securities may also be sold to or through one or more underwriters or agents in at-the-market offerings, pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we may agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Pursuant to the terms of a distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

In connection with an offering, the underwriters or other agents may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by an agent of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The agents may also impose a penalty bid. This occurs when a particular agent repays to the agents a portion of the discount received by it because the agents have repurchased securities sold by or for the account of that agent in stabilizing or short-covering transactions.

These activities by the agents may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the agents at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If a dealer is utilized in the sales of offered securities, we will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

We may authorize underwriters or other persons acting as agents to solicit offers by certain institutions to purchase offered securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Disclosure in the prospectus supplement of the use by us of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that are described in the prospectus supplement.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Other than our common stock, and unless otherwise specified in the applicable prospectus supplement, each class or series of securities offered by this prospectus and the applicable prospectus supplement will be a new issue of securities with no established trading market. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is currently listed and traded on the NYSE, the NASDAQ Global Select Market and the Chicago Stock Exchange. We cannot give you any assurance as to the liquidity of or the trading markets for any securities.

INVESTMENT IN APACHE CORPORATION BY EMPLOYEE BENEFIT PLANS

An investment in us by an employee benefit plan is subject to additional considerations to the extent that the investments by these plans are subject to the fiduciary responsibility and prohibited transaction provisions of the Employee Retirement Income Securities Act of 1974, as amended (“ERISA”) and restrictions imposed by Section 4975 of the Internal Revenue Code and provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the ERISA or the Internal Revenue Code (collectively, “Similar Laws”). For these purposes, the term “employee benefit plan” includes, but is not limited to, certain qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities and individual retirement accounts (“IRAs”) or annuities established or maintained by an employer or employee organization, and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements. Incident to making an investment in us, among other things, consideration should be given by an employee benefit plan to:

•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Law;

•	whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(l)(C) of ERISA and any other applicable Similar Law;

•	whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment return; and

•	whether making such an investment will comply with the delegation of control and prohibited transaction provisions of ERISA, the Internal Revenue Code and any other applicable Similar Laws.

In addition, the person with investment discretion with respect to the assets of an employee benefit plan or other arrangement that is covered by the prohibited transactions restrictions of ERISA or the Internal Revenue Code, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan or arrangement.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit employee benefit plans, and Section 4975 of the Internal Revenue Code prohibits IRAs and certain other arrangements that are not considered part of an employee benefit plan, from engaging in specified transactions involving “plan assets” with parties that, with respect to the plan or such other arrangement, are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code. In addition, the fiduciary of the ERISA plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Internal Revenue Code.

In addition, the person making the decision on behalf of a plan (a “Plan Fiduciary”), will be deemed to have represented and warranted that (i) neither we, nor any underwriter nor any of our respective affiliates (the “Securities Parties”) has provided, has been relied upon to provide or will provide any advice with respect to the plan’s decision to acquire, hold, sell, exchange, vote or provide any consent with respect to our securities; (ii) the Plan Fiduciary either, as determined in accordance with U.S. Code of Federal Regulations 29 C.F.R. Section 2510.3-21, (a) is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency, (b) is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a plan, (c) is an investment adviser registered under the Advisers Act, or, if not registered an as investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business, (d) is a broker-dealer registered under the Exchange Act, or (e) has, and at all times that the plan is invested in our securities will have, total assets of at least U.S.

$50,000,000 under its management or control; (iii) the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the plan of our securities; (iv) the Plan Fiduciary is a “fiduciary” with respect to the plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Internal Revenue Code, or both, and is responsible for exercising independent judgment in evaluating the plan’s acquisition of our securities; (v) none of the Securities Parties has exercised any authority to cause the plan to invest in our securities or to negotiate the terms of the plan’s investment in our securities; and (vi) the Plan Fiduciary has been informed by the Securities Parties that (a) that none of the Securities Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity, and that no such entity has given investment advice or otherwise made a recommendation, in connection with the plan’s acquisition of our securities, and (b) of the existence and nature of the Securities Parties financial interests in the plan’s acquisition of our securities.

In addition to considering, among other things, whether the purchase or holding of our securities is a prohibited transaction, a fiduciary should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that we would also be a fiduciary of such plan and our operations would be subject to the regulatory restrictions of ERISA, as well as the prohibited transaction rules of the Internal Revenue Code, ERISA and any other applicable Similar Laws.

The U.S. Department of Labor regulations and Section 3(42) of ERISA provide guidance with respect to whether the assets of an entity in which employee benefit plans or other arrangements described above acquire equity interests would be deemed “plan assets.” Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

•	the equity interests acquired by the employee benefit plan or other arrangements described above are publicly offered securities; i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under certain provisions of the federal securities laws;

•	the entity is an “operating company,”—i.e., it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority owned subsidiary or subsidiaries; or

•	there is no significant investment by benefit plan investors, which is defined to mean that less than 25 percent of the value of each class of equity interest, is held by the employee benefit plans referred to above, IRAs and other employee benefit plans or arrangements that are subject to ERISA or Section 4975 of the Internal Revenue Code.

Our assets should not be considered “plan assets” under these regulations because it is expected that an investment in our common stock will satisfy the requirements in the first and second bullet points above.

Plan fiduciaries contemplating a purchase of our securities should consult with their own counsel regarding the consequences of such purchase under ERISA, the Internal Revenue Code and other applicable Similar Laws in light of possible personal liability for any breach of fiduciary duties and the imposition of serious penalties on persons who engage in prohibited transactions under ERISA, the Internal Revenue Code and other applicable Similar Laws.

The foregoing discussion is general in nature, is not intended to be all-inclusive, and is based on the provisions of ERISA and the Internal Revenue Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify any requirements summarized above. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Andrews Kurth Kenyon LLP, Houston, Texas. If the securities are being distributed through underwriters or agents, the validity of the securities will be passed upon for the underwriters or agents by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of Apache Corporation appearing in Apache Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2016, and the effectiveness of Apache Corporation’s internal control over financial reporting as of December 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The information appearing in our Annual Report on Form 10-K for the year ended December 31, 2016 and incorporated by reference into this prospectus regarding our total proved reserves was prepared by Apache and reviewed by Ryder Scott Company Petroleum Consultants, as stated in their letter reports thereon included therein, and is incorporated by reference in reliance upon the authority of said firm as experts in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The following sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All amounts set forth below, other than the SEC registration fee, are estimates.

SEC Registration Fee	$	*
Legal Fees and Expenses	$	**
Accountants’ Fees and Expenses	$	**
Trustee’s Fees and Expenses	$	**
Printing and Engraving Expenses	$	**
Rating Agency Fees	$	**
Miscellaneous	$	**
TOTAL	$	**

*	Deferred in accordance with Rule 456(b) under the Securities Act of 1933, as amended, and calculated in accordance with the offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act of 1933, as amended.
**	Because an indeterminate amount of securities is covered by this registration statement, the expenses of the issuance and distribution of the securities cannot be determined at this time. The estimates of such expenses in connection with securities offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.

ITEM 15. Indemnification of Directors and Officers.

APACHE CORPORATION

Apache’s restated certificate of incorporation and bylaws provide that, to the full extent permitted under the Delaware General Corporation Law, Apache’s directors shall not be personally liable for monetary damages. Apache’s bylaws provide that Apache shall indemnify its officers, directors, employees and agents.

Section 145 of the Delaware General Corporation Law, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys’ fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. Apache maintains policies insuring its and its subsidiaries’ officers and directors against specified liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Article VII of Apache’s bylaws provides, in substance, that directors, officers, employees and agents of Apache shall be indemnified to the extent permitted by Section 145 of the Delaware General Corporation Law. Additionally, Article Seventeen of Apache’s restated certificate of incorporation eliminates in specified circumstances the monetary liability of directors of Apache for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director:

•	for a breach of the director’s duty of loyalty to Apache or its stockholders;

•	for acts or omissions by the director not in good faith;

•	for acts or omissions by a director involving intentional misconduct or a knowing violation of the law;

•	under Section 174 of the Delaware General Corporation Law, which relates to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law; and

•	for transactions from which the director derived an improper personal benefit.

Reference is made to the underwriting agreements to be incorporated by reference in this registration statement for a description of the indemnification arrangements Apache agrees to in connection with any underwritten offering of the securities registered by this registration statement.

ITEM	16. Exhibits.

Number	Exhibit Title
**1.1	Underwriting Agreement.

4.1	Restated Certificate of Incorporation of Registrant, dated September 19, 2013, as filed with the Secretary of State of Delaware on September 19, 2013 (incorporated by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed September 20, 2013, SEC File No. 001-4300).

4.2	Certificate of Amendment of Restated Certificate of Incorporation of Registrant, dated May 14, 2015, as filed with the Secretary of State of Delaware on May 14, 2015 (incorporated by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed May 20, 2015, SEC File No. 001-04300).

4.3	Bylaws of Registrant, as amended May 11, 2017 (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed May 16, 2017, SEC File No. 001-4300).

4.4	Form of Certificate for Registrant’s Common Stock (incorporated by reference to Exhibit 4.1 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, SEC File No. 001-4300).

4.5	Senior Indenture, dated May 19, 2011, between Registrant and Wells Fargo Bank, National Association, as trustee, governing the senior debt securities of Apache Corporation (incorporated by reference to Exhibit 4.14 to Registrant’s Registration Statement on Form S-3, dated May 23, 2011, Reg. No. 333-174429).

**4.6	Form of Subordinated Indenture between Apache Corporation and trustee, governing the subordinated debt securities of Apache Corporation.

**4.7	Form of Deposit Agreement.

**4.8	Form of Preferred Securities Certificate of Designation.

**4.9	Form of Purchase Contract Agreement.

**4.10	Form of Warrant Agreement.

*5.1	Opinion of Andrews Kurth Kenyon LLP regarding legality of the securities being registered.

*12.1	Statement of Computation of Ratios of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Stock Dividends.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of Andrews Kurth Kenyon LLP (included in Exhibit 5.1).

*23.3	Consent of Ryder Scott Company L.P., Petroleum Consultants.

*24.1	Powers of Attorney (included as part of the signature pages to the registration statement).

*25.1	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as trustee under the Senior Indenture between Apache and Wells Fargo Bank, National Association.

*	Indicates exhibits filed herewith.
**	Indicates exhibits to be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by such undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the following registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 19, 2017.

APACHE CORPORATION

By:	/s/ John J. Christmann IV
John J. Christmann IV
Chief Executive Officer and President (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John J. Christmann IV, Stephen J. Riney, P. Anthony Lannie and Rebecca A. Hoyt, and each of them, any of whom may act without joinder of the others, his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including any and all post-effective amendments, and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated below on July 19, 2017.

Signature	Title

/s/ JOHN J. CHRISTMANN IV John J. Christmann IV	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ STEPHEN J. RINEY Stephen J. Riney	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ REBECCA A. HOYT Rebecca A. Hoyt	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)

/s/ JOHN E. LOWE John E. Lowe	Non-Executive Chairman of the Board

/s/ ANNELL R. BAY Annell R. Bay	Director

/s/ CHANSOO JOUNG Chansoo Joung	Director

Signature	Title

/s/ GEORGE D. LAWRENCE George D. Lawrence	Director

/s/ WILLIAM C. MONTGOMERY William C. Montgomery	Director

/s/ AMY H. NELSON Amy H. Nelson	Director

/s/ RODMAN D. PATTON Rodman D. Patton	Director

/s/ CHARLES J. PITMAN Charles J. Pitman	Director

/s/ DANIEL W. RABUN Daniel W. Rabun	Director

/s/ PETER A. RAGAUSS Peter A. Ragauss	Director

/s/ RENE R. JOYCE Rene R. Joyce	Director

EXHIBIT LIST

ITEM 16. Exhibits.

Number	Exhibit Title

**1.1	Underwriting Agreement.

4.1	Restated Certificate of Incorporation of Registrant, dated September 19, 2013, as filed with the Secretary of State of Delaware on September 19, 2013 (incorporated by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed September 20, 2013, SEC File No. 001-4300).

4.2	Certificate of Amendment of Restated Certificate of Incorporation of Registrant, dated May 14, 2015, as filed with the Secretary of State of Delaware on May 14, 2015 (incorporated by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed May 20, 2015, SEC File No. 001-04300).

4.3	Bylaws of Registrant, as amended May 11, 2017 (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed May 16, 2017, SEC File No. 001-4300).

4.4	Form of Certificate for Registrant’s Common Stock (incorporated by reference to Exhibit 4.1 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, SEC File No. 001-4300).

4.5	Senior Indenture, dated May 19, 2011, between Registrant and Wells Fargo Bank, National Association, as trustee, governing the senior debt securities of Apache Corporation (incorporated by reference to Exhibit 4.14 to Registrant’s Registration Statement on Form S-3, dated May 23, 2011, Reg. No. 333-174429).

**4.6	Form of Subordinated Indenture between Apache Corporation and trustee, governing the subordinated debt securities of Apache Corporation.

**4.7	Form of Deposit Agreement.

**4.8	Form of Preferred Securities Certificate of Designation.

**4.9	Form of Purchase Contract Agreement.

**4.10	Form of Warrant Agreement.

*5.1	Opinion of Andrews Kurth Kenyon LLP regarding legality of the securities being registered.

*12.1	Statement of Computation of Ratios of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Stock Dividends.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of Andrews Kurth Kenyon LLP (included in Exhibit 5.1).

*23.3	Consent of Ryder Scott Company L.P., Petroleum Consultants.

*24.1	Powers of Attorney (included as part of the signature pages to the registration statement).

*25.1	Form T-1 Statement of Eligibility and Qualification under Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as trustee under the Senior Indenture between Apache and Wells Fargo Bank, National Association.

*	Indicates exhibits filed herewith.
**	Indicates exhibits to be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.